Exhibit 3.09

                              STATE OF SOUTH CAROLINA
                                SECRETARY OF STATE

                               ARTICLES OF AMENDMENT

          Pursuant to Section 33-10-196 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     1. The name of the Corporation is SOUTH CAROLINA ELECTRIC & GAS COMPANY.

     2. On , the corporation adopted the following Amendment(s) of its Articles of Incorporation:

                                  NOT APPLICABLE

     3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

         (a) The number of redeemable shares of the Corporation reacquired by redemption or purchase is 22,960 itemized as follows:

               Class                                Series        No. of Shares

     Cumulative Preferred Stock   ($50 par value)   4.50%            1,569
     Cumulative Preferred Stock   ($50 par value)   4.60%            1,500
     Cumulative Preferred Stock   ($50 par value)   4.60% (Series A) 2,000
     Cumulative Preferred Stock   ($50 par value)   4.60% (Series B) 3,400
     Cumulative Preferred Stock   ($50 par value)   5.125%           1,000
     Cumulative Preferred Stock   ($100 par value)  7.70%            2,759
     Cumulative Preferred Stock   ($100 par value)  8.12%            3,741
     Cumulative Preferred Stock   ($50 par value)   9.40%            6,991

         (b) The aggregate number of issued shares of the Corporation after giving effect to such cancellation is 41,382,643, itemized as follows:

               Class                                 Series     No. of Shares

     Cumulative Preferred Stock   ($50 par value)     5%            125,209
     Cumulative Preferred Stock   ($50 par value)     4.60%             834
     Cumulative Preferred Stock   ($50 par value)     4.50%          17,519
     Cumulative Preferred Stock   ($50 par value)  4.60% (Series A)  26,052
     Cumulative Preferred Stock   ($50 par value)     5.125%         72,000
     Cumulative Preferred Stock   ($50 par value)  4.60% (Series B)  74,800
     Cumulative Preferred Stock   ($50 par value)     6%             83,200
     Cumulative Preferred Stock   ($50 par value)     9.40%         183,219
     Cumulative Preferred Stock  ($100 par value)     8.12%         123,045
     Cumulative Preferred Stock  ($100 par value)     7.70%          86,965
     Cumulative Preferred Stock  ($100 par value)     8.40%         197,668
     Cumulative Preferred Stock   ($50 par value)     8.72%          95,985

     Common Stock ($4.50 par value)                              40,296,147
                                                                 ----------

                                                                 41,382,643

          (c) The amount of the stated capital of the Corporation after giving effect to such cancellation is $256,041,361.50.



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          (d) The number of shares which the  Corporation has authority to issue after giving effect to such cancellation is 55,489,614, itemized as follows:


             Class                                 Series     No. of Shares

     Cumulative Preferred Stock  ($50 par value)      5%            125,209
     Cumulative Preferred Stock  ($50 par value)      4.60%             834
     Cumulative Preferred Stock  ($50 par value)      4.50%          17,519
     Cumulative Preferred Stock  ($50 par value)   4.60% (Series A)  26,052
     Cumulative Preferred Stock  ($50 par value)      5.125%         72,000
     Cumulative Preferred Stock  ($50 par value)   4.60% (Series B)  74,800
     Cumulative Preferred Stock  ($50 par value)      6%             83,200
     Cumulative Preferred Stock  ($50 par value)      9.40%         183,219
     Cumulative Preferred Stock ($100 par value)      8.12%         123,045
     Cumulative Preferred Stock ($100 par value)      7.70%          86,965
     Cumulative Preferred Stock ($100 par value)      8.40%         197,668
     Cumulative Preferred Stock  ($50 par value)      8.72%          95,985

     Serial Preferred Stock      ($50 par value) (1 vote)           456,781
     Serial Preferred Stock     ($100 par value) (1 vote)         1,342,322
     Serial Preferred Stock      ($25 par value) (1/4 vote)       2,000,000
     Serial Preferred Stock      ($50 par value) (1/2 vote)         604,015
     Common Stock              ($4.50 par value)                 50,000,000
                                                                 ----------

                                                                 55,489,614

     4.   (a) / / Amendment(s) adopted by shareholder action.

          At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

             Number of   Number of     Number of Votes  Number of    Undisputed
     Voting  Outstanding Votes Entitled Represented at  Shares Voted
     Group   Shares       to be Cast     the meeting     For           Against


          (b) / XX / The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code, as
     amended, and shareholder action was not required.

     5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b)).


     Date  December 13, 1995           SOUTH CAROLINA ELECTRIC & GAS COMPANY

                                        By:   K. B. Marsh
                                              Secretary